AMENDMENT AGREEMENT

         AMENDMENT AGREEMENT (the "Amendment Agreement") dated as of July 16, 1998, by and between Meditrust Corporation (the "REIT"), Meditrust Operating Company ("OPCO," and together with the REIT, the "Companies") and Merrill Lynch International ("MLI"), through its agent Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S," and together with MLI the "Merrill Lynch Parties"). Reference is made herein to the Purchase Agreement and the Purchase Price Adjustment Mechanism Agreement each dated as of February 26, 1998 by and between the Companies and the Merrill Lynch Parties (the "Purchase Agreement," and the "Adjustment Agreement," respectively). Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Adjustment Agreement.

         WHEREAS, Section 5 of the Adjustment Agreement provides, among other things, that the Companies shall deliver the Interim Settlement Amount in Interim Settlement Shares;

         WHEREAS, the Companies and the Merrill Lynch Parties desire to amend the Adjustment Agreement so as to allow for the delivery by the Companies of the Interim Settlement Amount in cash, subject to the terms and conditions hereof;

         WHEREAS, Section 4 of the Adjustment Agreement provides that MLI will, at its discretion, sell the percentage of Adjustment Shares indicated therein in transactions that involve a public offering; and

         WHEREAS, the Purchase Shares and the Paired Shares delivered by the Companies to MLI pursuant to the Adjustment Agreement are not the subject of an Effective Registration Statement;

         NOW, THEREFORE, in consideration of the mutual undertakings herein set forth, the parties, intending to be legally bound, hereby agree as follows:

         1. Within 5 Business Days following each Reset Date, the Companies may deliver the Interim Settlement Amount (or 150% percent of the Interim Settlement Amount if the Companies elect to deliver Interim Settlement Shares that are not the subject of an Effective Registration Statement) in either Interim Settlement Shares or cash to MLI or its agent for deposit with MLI.

         2. If on any Exchange Trading Day the Closing Price is below $25.50 (a "Price Decline Event Date"), the Companies may elect to deliver cash collateral in lieu of settlement of Adjustment Shares pursuant to
            Section 4.1 of the Adjustment Agreement.

         3. In the event the Companies elect to deliver cash collateral pursuant to Section 2 hereof:

            (i) such Price Decline Event Date shall be a Reset Date for purposes of Section 5 of the Adjustment Agreement and Price Decline Reset Dates will occur weekly beginning on the day one week after the related Price Decline Event Date; provided, that if such day is not an Exchange Trading Day then the Price Decline Reset Date shall be the next Exchange Trading Day;

            (ii) on such Reset Date and each subsequent Reset Date until the final Price Decline Reset Date, Interim Settlement Amount for purposes of Section 5 of the Adjustment Agreement shall mean the amount by which the Reference Amount less $10,000,000 exceeds the product of (x) $25.50 and (y) the number of Adjustment Shares;

            (iii) within 5 Business Days following such Price Decline Event Date and each Price Decline Reset Date thereafter, the Companies shall deliver to MLI an amount in cash such that cash collateral held by MLI pursuant to this clause (iii) of this
                  Section 3, exclusive of cash amounts otherwise held by MLI pursuant to Section 5 of the Adjustment Agreement, shall equal at least the product of (a) the difference between $25.50 and the Closing Price on such Price Decline Event Date or Price Decline Reset Date and (b) the Adjustment Shares; and

            (iv) if on any Price Decline Reset Date, the Closing Price is greater and has been greater than $25.50 for the preceding 4 Exchange Trading Days, such date shall be the final Price Decline Reset Date for the related Price Decline Event Date and within 2 Exchange Trading Days of such Price Decline Reset Date, MLI shall deliver to the Companies the amount in cash previously delivered to MLI by the Companies pursuant to this
                  Section 3 together with the interest accrued thereon.

         4. If the Closing Price on any Exchange Trading Day is below $23.50, MLI retains its right to settle Adjustment Shares pursuant to Section 4.1 of the Adjustment Agreement, and the Company shall not have the right to avoid the settlement of Adjustment Shares by posting cash collateral pursuant to 3 hereof.

         5. In the event the Purchase Shares or any Interim Settlement Shares are not the subject of an Effective Registration Statement, and MLI is entitled to settle Adjustment Shares pursuant to Section 4.1 of the Adjustment Agreement, MLI may effect a sale pursuant to such section, at its discretion, in a commercially reasonable manner, other than as specified in Section 3.1 of the Adjustment

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

Agreement, which may include a private placement at a discount to the Closing Price on the date or dates of such sale or sales.

         6. Notwithstanding the provisions of Section 5 of the Adjustment Agreement to the contrary, all cash amounts on deposit with MLI pursuant to
Section 5 of the Adjustment Agreement and Sections 1 and 3 hereof shall bear interest at the Federal Funds rate determined with reference to the publication of the Board of Governors of the Federal Reserve System "Statistical Release H.15(519), Selected Interest Rates" under the heading "Federal Funds (Effective)" plus the Spread.

         7. If on any Reset Date MLI is required pursuant to Section 5 of the Adjustment Agreement to deliver the amount in excess of the Interim Settlement Amount held by MLI on such Reset Date, MLI shall deliver to the Companies the amount of such excess in cash, to the extent of any cash collateral held by MLI pursuant to the Adjustment Agreement as amended hereby, and, in Interim Settlement Shares, to the extent of any remaining such excess.

         8. The Companies agree to file a registration statement covering the sale of Paired Shares delivered to MLI pursuant to the Purchase Agreement and the Adjustment Agreement by the close of the 10th Business Day from the first Business Day following the date on which the articles of merger in connection with the merger of La Quinta Inns, Inc. and the Companies are filed and to use their best efforts to have the same declared effective by the Commission as promptly as practicable.

         9. This Amendment Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         10. Except as hereby amended, the Adjustment Agreement shall remain in full force and effect.

         11. In the event of any conflict between the provisions of the Adjustment Agreement and this Amendment Agreement, the provisions of this Amendment Agreement shall govern.

         12. This Amendment Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York, all rights and remedies being governed by such laws.

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

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment Agreement as of the date first above written


                                     MERRILL LYNCH INTERNATIONAL


                                     By: Merrill Lynch, Pierce, Fenner & Smith
                                                      Incorporated


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                  INCORPORATED


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                     MEDITRUST OPERATING COMPANY


                                     By: /s/ Michael J. Bohnen
                                         ---------------------------------------
                                         Name: Michael J. Bohnen
                                         Title: Secretary


                                     MEDITRUST CORPORATION


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

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

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment Agreement as of the date first above written


                                     MERRILL LYNCH INTERNATIONAL


                                     By: Merrill Lynch, Pierce, Fenner & Smith
                                                      Incorporated


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                  INCORPORATED


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                     MEDITRUST OPERATING COMPANY


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                     MEDITRUST CORPORATION


                                     By: /s/ Laurie T. Gerber
                                         ---------------------------------------
                                         Name: Laurie T. Gerber
                                         Title: Chief Financial Officer

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment Agreement as of the date first above written


                                     MERRILL LYNCH INTERNATIONAL


                                     By: Merrill Lynch, Pierce, Fenner & Smith
                                                      Incorporated


                                     By: /s/ Dean D'onofrio
                                         ---------------------------------------
                                         Name: Dean D'onofrio
                                         Title: Managing Director


                                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                  INCORPORATED


                                     By: /s/ Dean D'onofrio
                                         ---------------------------------------
                                         Name: Dean D'onofrio
                                         Title: Managing Director


                                     MEDITRUST OPERATING COMPANY


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                     MEDITRUST CORPORATION


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

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